EXHIBIT 99.1

McGrath RentCorp Announces Results for Second Quarter 2018

LIVERMORE, Calif., July 31, 2018 (GLOBE NEWSWIRE) -- McGrath RentCorp (NASDAQ: MGRC) (the “Company”), a diversified business-to-business rental company, today announced total revenues for the quarter ended June 30, 2018 of $117.0 million, an increase of 7%, compared to the second quarter of 2017.  The Company reported net income of $15.9 million, or $0.65 per diluted share for the second quarter of 2018, compared to net income of $11.5 million, or $0.48 per diluted share, in the second quarter of 2017.

SECOND QUARTER 2018 COMPANY HIGHLIGHTS:

  Income from operations increased 12% year-over-year to $24.4 million.
  Rental revenues increased 10% year-over-year to $77.3 million.
  Adjusted EBITDA1 increased 8% year-over-year to $45.4 million.
  Dividend rate increased 31% year-over-year to $0.34 per share for the second quarter of 2018.  On an annualized basis, this dividend represents a 2.3% yield on the July 30, 2018 close price of $58.19 per share.

Joe Hanna, President and CEO of McGrath RentCorp, made the following comments regarding these results and future expectations:

“Our second quarter results reflect continued positive momentum in all of our divisions as we finished the quarter with a 12% improvement in operating profit.  Rental gross profits improved by $3.7 million and sales gross profits improved $1.0 million.  We were pleased to see that second quarter demand for our rental solutions was strong, contributing to solid results for the first half of 2018, and setting the stage for the remainder of the year.

Mobile Modular rental revenues for the quarter increased 9% from a year ago, driven by 8% improvement in average rental rates and 1% improvement in average utilization.  Rental revenue growth continued to be healthy across commercial and education markets.  Despite a dip in sales this quarter, sales bookings are healthy and reflect continued strong demand.  Portable Storage rental revenues continue to grow nicely on broad based activity in all regions.

TRS-RenTelco rental revenues for the quarter increased 12%, primarily driven by 11% higher average rental equipment and improved utilization.  We continued to see broad-based needs for both communications and general purpose test equipment and we expect this trend to continue for the remainder of the year.

Adler Tank Rentals rental revenues for the quarter increased 12% from a year ago.  Rental revenue growth occurred across a wide mix of vertical markets across the country, including upstream oil and natural gas, which increased from 9% to 10% of total rental revenues. Utilization continues to progress as average equipment on rent increased 9%.  Rental rates also rose by 2% as we focused on increasing rental rates coupled with better demand, particularly for 21K tanks.

With the benefit of an overall healthy demand environment, these results reflect our continued commitment to drive value from our invested capital base.  Each of our divisions has been executing this important work with conviction and we have made good progress.”

________________________

  Adjusted EBITDA is defined as net income before interest expense, provision for income taxes, depreciation, amortization, non-cash impairment costs and share-based compensation.  A reconciliation of net income to Adjusted EBITDA and Adjusted EBITDA to net cash provided by operating activities can be found at the end of this release.

DIVISION HIGHLIGHTS:

All comparisons presented below are for the quarter ended June 30, 2018 to the quarter ended June 30, 2017 unless otherwise indicated.

MOBILE MODULAR

For the second quarter of 2018, the Company’s Mobile Modular division reported income from operations of $11.8 million, an increase of $0.5 million, or 4%.  Rental revenues increased 9% to $38.2 million, depreciation expense decreased 1% to $5.3 million and other direct costs increased 22% to $12.5 million, which resulted in an increase in gross profit on rental revenues of 5% to $20.5 million.  Rental related services revenues increased 4% to $12.4 million, with associated gross profit decreasing 7% to $2.8 million.  Sales revenues decreased 6% to $9.0 million.  Gross margin on sales increased to 35% from 26% in 2017 primarily due to higher margins on used equipment sales, resulting in a 24% increase in gross profit on sales revenues to $3.1 million.  Selling and administrative expenses increased 8% to $14.9 million, primarily due to increased salaries and employee benefit costs.

TRS-RENTELCO

For the second quarter of 2018, the Company’s TRS-RenTelco division reported income from operations of $8.5 million, an increase of $1.3 million, or 19%.  Rental revenues increased 12% to $22.2 million, depreciation expense increased 11% to $8.9 million and other direct costs increased 9% to $3.6 million, which resulted in an increase in gross profit on rental revenues of 14% to $9.7 million.  Sales revenues increased 22% to $6.8 million.  Gross margin on sales decreased to 58% from 61% in 2017 primarily due to lower margins on used equipment sales, resulting in a 15% increase in gross profit on sales revenues to $4.0 million.  Selling and administrative expenses increased 11% to $5.9 million, primarily due to higher allocated corporate expenses.

ADLER TANKS

For the second quarter of 2018, the Company’s Adler Tanks division reported income from operations of $4.1 million, an increase of $1.0 million, or 34%.  Rental revenues increased 12% to $16.9 million, depreciation expense increased 1% to $4.0 million and other direct costs increased 8% to $2.7 million, which resulted in an increase in gross profit on rental revenues of 18% to $10.2 million.  Rental related services revenues decreased 3% to $6.0 million, with gross profit on rental related services decreasing 20% to $1.2 million.  Selling and administrative expenses increased 3% to $7.5 million primarily, due to higher allocated corporate expenses.

FINANCIAL OUTLOOK:

The Company reconfirms its expectation that total Company operating profit will increase 11% to 15% above 2017 results.

ABOUT MCGRATH RENTCORP:

Founded in 1979, McGrath RentCorp is a diversified business-to-business rental company with four rental divisions.  Mobile Modular rents and sells modular buildings to fulfill customers' temporary and permanent classroom and office space needs in California, Texas, Florida, and the Mid-Atlantic from Washington D.C. to Georgia.  TRS-RenTelco rents and sells electronic test equipment and is one of the leading rental providers of general purpose and communications test equipment in the Americas.  Adler Tank Rentals rents and sells containment solutions for hazardous and nonhazardous liquids and solids with operations serving key markets throughout the United States.  Mobile Modular Portable Storage provides portable storage solutions in the California, Texas, Florida, Northern Illinois, New Jersey, North Carolina and Georgia markets.  For more information on McGrath RentCorp and its operating units, please visit our websites:

Corporate – www.mgrc.com
Modular Buildings – www.mobilemodular.com
Electronic Test Equipment – www.trsrentelco.com
Tanks and Boxes – www.adlertankrentals.com
Portable Storage – www.mobilemodularcontainers.com
School Facilities Manufacturing – www.enviroplex.com

You should read this press release in conjunction with the financial statements and notes thereto included in the Company’s latest Forms 10-K, 10-Q and other SEC filings.  You can visit the Company’s web site at www.mgrc.com to access information on McGrath RentCorp, including the latest Forms 10-K, 10-Q and other SEC filings.

CONFERENCE CALL NOTE:

As previously announced in its press release of July 2, 2018, McGrath RentCorp will host a conference call at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time) on July 31, 2018 to discuss the second quarter 2018 results.  To participate in the teleconference, dial 1-844-707-0666 (in the U.S.), or 1-703-639-1220 (outside the U.S.), or to listen only, access the simultaneous webcast at the investor relations section of the Company’s website at https://investors.mgrc.com/.  A 7-day replay will be available following the call by dialing 1-855-859-2056 (in the U.S.), or 1-404-537-3406 (outside the U.S.).  The pass code for the call replay is 2476588.  In addition, a live audio webcast and replay of the call may be found in the investor relations section of the Company’s website at https://investors.mgrc.com/events-and-presentations.

FORWARD-LOOKING STATEMENTS:

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  All statements, other than statements of historical facts, regarding McGrath RentCorp’s expectations, strategies, prospects or targets are forward looking statements.  These forward-looking statements also can be identified by the use of forward-looking terminology such as “believes,” “expects,” “will,” or “anticipates” or the negative of these terms or other comparable terminology.  In particular, Mr. Hanna’s comment that the second quarter demand for the Company’s rental solutions have established a good foundation for the remainder of 2018, mobile modular sales bookings are healthy and reflect continued strong demand and that the Company expects broad-based needs for communications and general purpose test equipment for the remainder of the year, as well as the full year 2018 outlook in the “Financial Outlook” section are forward-looking.

These forward-looking statements are not guarantees of future performance and involve significant risks and uncertainties that could cause our actual results to differ materially from those projected including: the extent of the recovery underway in our modular building division; the state of the wireless communications network upgrade environment; the utilization levels and rental rates of our Adler Tanks liquid and sold containment tank and box rental assets; continued execution of our performance improvement initiatives; and our ability to effectively manage our rental assets, as well as the factors disclosed under “Risk Factors” in the Company’s Form 10-K and other SEC filings.

Forward-looking statements are made only as of the date hereof.  Except as otherwise required by law, we assume no obligation to update any of the forward-looking statements contained in this press release.

MCGRATH RENTCORP
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands, except per share amounts)	2018	2017	2018	2017
Revenues
Rental	$77,267	$69,953	$151,528	$137,931
Rental related services	19,086	18,796	36,917	36,731
Rental operations	96,353	88,749	188,445	174,662
Sales	19,546	20,187	31,637	28,482
Other	1,084	646	1,986	1,275
Total revenues	116,983	109,582	222,068	204,419
Costs and Expenses
Direct costs of rental operations:
Depreciation of rental equipment	18,103	17,242	35,880	34,621
Rental related services	15,018	14,312	28,786	28,145
Other	18,753	16,039	35,022	31,398
Total direct costs of rental operations	51,874	47,593	99,688	94,164
Costs of sales	11,181	12,778	18,282	17,374
Total costs of revenues	63,055	60,371	117,970	111,538
Gross profit	53,928	49,211	104,098	92,881
Selling and administrative expenses	29,479	27,365	57,607	55,213
Income from operations	24,449	21,846	46,491	37,668
Other income (expense):
Interest expense	(2,999)	(2,949)	(5,991)	(5,738)
Foreign currency exchange gain (loss)	(344)	11	(376)	237
Income before provision for income taxes	21,106	18,908	40,124	32,167
Provision for income taxes	5,194	7,447	9,746	12,733
Net income	$15,912	$11,461	$30,378	$19,434
Earnings per share:
Basic	$0.66	$0.48	$1.26	$0.81
Diluted	$0.65	$0.48	$1.24	$0.80
Shares used in per share calculation:
Basic	24,145	23,985	24,106	23,968
Diluted	24,584	24,092	24,549	24,164
Cash dividends declared per share	$0.340	$0.260	$0.680	$0.520

MCGRATH RENTCORP
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	June 30,	December 31,
(in thousands)	2018	2017
Assets
Cash	$4,484	$2,501
Accounts receivable, net of allowance for doubtful accounts of $1,883 in 2018 and $1,920 in 2017	105,095	105,872
Rental equipment, at cost:
Relocatable modular buildings	789,158	775,400
Electronic test equipment	278,253	262,325
Liquid and solid containment tanks and boxes	312,168	309,808
	1,379,579	1,347,533
Less accumulated depreciation	(503,057)	(485,213)
Rental equipment, net	876,522	862,320
Property, plant and equipment, net	121,614	119,170
Prepaid expenses and other assets	37,397	22,459
Intangible assets, net	7,289	7,724
Goodwill	27,808	27,808
Total assets	$1,180,209	$1,147,854
Liabilities and Shareholders' Equity
Liabilities:
Notes payable	$314,860	$303,414
Accounts payable and accrued liabilities	89,064	86,408
Deferred income	44,073	39,219
Deferred income taxes, net	195,017	194,629
Total liabilities	643,014	623,670
Shareholders’ equity:
Common stock, no par value - Authorized 40,000 shares
Issued and outstanding - 24,170 shares as of June 30, 2018 and 24,052 shares as of December 31, 2017	101,983	102,947
Retained earnings	435,279	421,405
Accumulated other comprehensive loss	(67)	(168)
Total shareholders’ equity	537,195	524,184
Total liabilities and shareholders’ equity	$1,180,209	$1,147,854

MCGRATH RENTCORP
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Six Months Ended June 30,
(in thousands)	2018	2017
Cash Flows from Operating Activities:
Net income	$30,378	$19,434
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	40,288	38,752
Impairment of rental assets	39	—
Provision for doubtful accounts	181	597
Share-based compensation	1,828	1,538
Gain on sale of used rental equipment	(9,875)	(7,914)
Foreign currency exchange (gain) loss	376	(237)
Amortization of debt issuance costs	15	25
Change in:
Accounts receivable	596	(259)
Prepaid expenses and other assets	(14,938)	(8,839)
Accounts payable and accrued liabilities	(365)	680
Deferred income	4,854	5,034
Deferred income taxes	388	587
Net cash provided by operating activities	53,765	49,398
Cash Flows from Investing Activities:
Purchases of rental equipment	(58,662)	(46,118)
Purchases of property, plant and equipment	(6,417)	(9,623)
Proceeds from sales of used rental equipment	19,212	16,057
Net cash used in investing activities	(45,867)	(39,684)
Cash Flows from Financing Activities:
Net borrowings under bank lines of credit	31,431	23,996
Principal payments on Series A senior notes	(20,000)	(20,000)
Taxes paid related to net share settlement of stock awards	(2,792)	(319)
Payment of dividends	(14,501)	(12,390)
Net cash used in financing activities	(5,862)	(8,713)
Effect of foreign currency exchange rate changes on cash	(53)	18
Net increase in cash	1,983	1,019
Cash balance, beginning of period	2,501	852
Cash balance, end of period	$4,484	$1,871
Supplemental Disclosure of Cash Flow Information:
Interest paid, during the period	$6,123	$5,817
Net income taxes paid, during the period	$11,675	$18,141
Dividends accrued during the period, not yet paid	$8,267	$6,214
Rental equipment acquisitions, not yet paid	$7,201	$6,359

MCGRATH RENTCORP
BUSINESS SEGMENT DATA (unaudited)
Three months ended June 30, 2018
(dollar amounts in thousands)	Mobile Modular	TRS- RenTelco	Adler Tanks	Enviroplex	Consolidated
Revenues
Rental	$38,204	$22,165	$16,898	$—	$77,267
Rental related services	12,388	707	5,991	—	19,086
Rental operations	50,592	22,872	22,889	—	96,353
Sales	8,961	6,844	30	3,711	19,546
Other	318	636	130	—	1,084
Total revenues	59,871	30,352	23,049	3,711	116,983

Costs and Expenses
Direct costs of rental operations:
Depreciation	5,273	8,866	3,964	—	18,103
Rental related services	9,555	638	4,825	—	15,018
Other	12,467	3,563	2,723	—	18,753
Total direct costs of rental operations	27,295	13,067	11,512	—	51,874
Costs of sales	5,847	2,891	21	2,422	11,181
Total costs of revenues	33,142	15,958	11,533	2,422	63,055

Gross Profit
Rental	20,463	9,736	10,212	—	40,411
Rental related services	2,833	69	1,166	—	4,068
Rental operations	23,296	9,805	11,378	—	44,479
Sales	3,115	3,953	8	1,289	8,365
Other	318	636	130	—	1,084
Total gross profit	26,729	14,394	11,516	1,289	53,928
Selling and administrative expenses	14,918	5,942	7,460	1,159	29,479
Income from operations	$11,811	$8,452	$4,056	$130	24,449
Interest expense					(2,999)
Foreign currency exchange loss					(344)
Provision for income taxes					(5,194)
Net income					$15,912

Other Information
Average rental equipment [1]	$748,689	$274,317	$309,853
Average monthly total yield [2]	1.70%	2.69%	1.82%
Average utilization [3]	77.1%	63.2%	59.1%
Average monthly rental rate [4]	2.21%	4.26%	3.08%

  Average rental equipment represents the cost of rental equipment excluding accessory equipment.  For Mobile Modular and Adler Tanks, Average rental equipment also excludes new equipment inventory.
  Average monthly total yield is calculated by dividing the averages of monthly rental revenues by the cost of rental equipment for the period.
  Average utilization is calculated by dividing the average month end costs of rental equipment on rent by the average month end total costs of rental equipment.
  Average monthly rental rate is calculated by dividing the averages of monthly rental revenues by the cost of rental equipment on rent for the period.

MCGRATH RENTCORP
BUSINESS SEGMENT DATA (unaudited)
Three months ended June 30, 2017
(dollar amounts in thousands)	Mobile Modular	TRS- RenTelco	Adler Tanks	Enviroplex	Consolidated
Revenues
Rental	$35,030	$19,805	$15,118	$—	$69,953
Rental related services	11,966	654	6,176	—	18,796
Rental operations	46,996	20,459	21,294	—	88,749
Sales	9,504	5,605	926	4,152	20,187
Other	138	475	33	—	646
Total revenues	56,638	26,539	22,253	4,152	109,582

Costs and Expenses
Direct costs of rental operations:
Depreciation	5,333	7,980	3,929	—	17,242
Rental related services	8,930	657	4,725	—	14,312
Other	10,247	3,272	2,520	—	16,039
Total direct costs of rental operations	24,510	11,909	11,174	—	47,593
Costs of sales	6,994	2,176	802	2,806	12,778
Total costs of revenues	31,504	14,085	11,976	2,806	60,371

Gross Profit (Loss)
Rental	19,451	8,553	8,669	—	36,673
Rental related services	3,036	(3)	1,450	—	4,483
Rental operations	22,487	8,550	10,119	—	41,156
Sales	2,509	3,429	125	1,346	7,409
Other	138	475	33	—	646
Total gross profit	25,134	12,454	10,277	1,346	49,211
Selling and administrative expenses	13,817	5,330	7,261	957	27,365
Income from operations	$11,317	$7,124	$3,016	$389	21,846
Interest expense					(2,949)
Foreign currency exchange gain					11
Provision for income taxes					(7,447)
Net income					$11,461

Other Information
Average rental equipment [1]	$746,358	$248,117	$307,263
Average monthly total yield [2]	1.56%	2.66%	1.64%
Average utilization [3]	76.5%	62.4%	54.4%
Average monthly rental rate [4]	2.05%	4.27%	3.01%

  Average rental equipment represents the cost of rental equipment excluding accessory equipment.  For Mobile Modular and Adler Tanks, Average rental equipment also excludes new equipment inventory.
  Average monthly total yield is calculated by dividing the averages of monthly rental revenues by the cost of rental equipment for the period.
  Average utilization is calculated by dividing the average month end costs of rental equipment on rent by the average month end total costs of rental equipment.
  Average monthly rental rate is calculated by dividing the averages of monthly rental revenues by the cost of rental equipment on rent for the period.

MCGRATH RENTCORP
BUSINESS SEGMENT DATA (unaudited)
Six months ended June 30, 2018
(dollar amounts in thousands)	Mobile Modular	TRS- RenTelco	Adler Tanks	Enviroplex	Consolidated
Revenues
Rental	$75,231	$43,694	$32,603	$—	$151,528
Rental related services	24,322	1,514	11,081	—	36,917
Rental operations	99,553	45,208	43,684	—	188,445
Sales	13,554	12,019	335	5,729	31,637
Other	615	1,163	208	—	1,986
Total revenues	113,722	58,390	44,227	5,729	222,068

Costs and Expenses
Direct costs of rental operations:
Depreciation	10,521	17,443	7,916	—	35,880
Rental related services	18,574	1,259	8,953	—	28,786
Other	22,798	7,067	5,157	—	35,022
Total direct costs of rental operations	51,893	25,769	22,026	—	99,688
Costs of sales	8,779	5,379	289	3,835	18,282
Total costs of revenues	60,672	31,148	22,315	3,835	117,970

Gross Profit
Rental	41,911	19,184	19,531	—	80,626
Rental related services	5,748	255	2,128	—	8,131
Rental operations	47,659	19,439	21,659	—	88,757
Sales	4,776	6,640	45	1,894	13,355
Other	615	1,163	208	—	1,986
Total gross profit	53,050	27,242	21,912	1,894	104,098
Selling and administrative expenses	28,930	11,560	14,658	2,459	57,607
Income (loss) from operations	$24,120	$15,682	$7,254	$(565)	46,491
Interest expense					(5,991)
Foreign currency exchange loss					(376)
Provision for income taxes					(9,746)
Net income					$30,378

Other Information
Average rental equipment [1]	$747,614	$269,455	$309,411
Average monthly total yield [2]	1.68%	2.70%	1.76%
Average utilization [3]	77.3%	62.8%	58.5%
Average monthly rental rate [4]	2.17%	4.30%	3.00%

  Average rental equipment represents the cost of rental equipment excluding accessory equipment.  For Mobile Modular and Adler Tanks, Average rental equipment also excludes new equipment inventory.
  Average monthly total yield is calculated by dividing the averages of monthly rental revenues by the cost of rental equipment for the period.
  Average utilization is calculated by dividing the average month end costs of rental equipment on rent by the average month end total costs of rental equipment.
  Average monthly rental rate is calculated by dividing the averages of monthly rental revenues by the cost of rental equipment on rent for the period.

MCGRATH RENTCORP
BUSINESS SEGMENT DATA (unaudited)
Six months ended June 30, 2017
(dollar amounts in thousands)	Mobile Modular	TRS- RenTelco	Adler Tanks	Enviroplex	Consolidated
Revenues
Rental	$68,684	$39,551	$29,696	$—	$137,931
Rental related services	23,554	1,312	11,865	—	36,731
Rental operations	92,238	40,863	41,561	—	174,662
Sales	12,468	9,988	1,115	4,911	28,482
Other	235	1,002	38	—	1,275
Total revenues	104,941	51,853	42,714	4,147	203,655

Costs and Expenses
Direct costs of rental operations:
Depreciation	10,666	16,071	7,884	—	34,621
Rental related services	17,727	1,254	9,164	—	28,145
Other	19,894	6,605	4,899	—	31,398
Total direct costs of rental operations	48,287	23,930	21,947	—	94,164
Costs of sales	9,076	4,076	935	3,287	17,374
Total costs of revenues	57,363	28,006	22,882	3,287	111,538

Gross Profit
Rental	38,125	16,875	16,913	—	71,913
Rental related services	5,827	58	2,700	—	8,585
Rental operations	43,952	16,933	19,613	—	80,498
Sales	3,391	5,912	181	1,624	11,108
Other	235	1,002	38	—	1,275
Total gross profit	47,578	23,847	19,832	1,624	92,881
Selling and administrative expenses	27,617	11,019	14,528	2,049	55,213
Income (loss) from operations	$19,961	$12,828	$5,304	$(425)	37,668
Interest expense					(5,738)
Foreign currency exchange gain					237
Provision for income taxes					(12,733)
Net income					$19,434

Other Information
Average rental equipment [1]	$745,508	$247,099	$307,048
Average monthly total yield [2]	1.54%	2.67%	1.61%
Average utilization [3]	76.7%	62.3%	53.4%
Average monthly rental rate [4]	2.00%	4.28%	3.02%

  Average rental equipment represents the cost of rental equipment excluding accessory equipment.  For Mobile Modular and Adler Tanks, Average rental equipment also excludes new equipment inventory.
  Average monthly total yield is calculated by dividing the averages of monthly rental revenues by the cost of rental equipment for the period.
  Average utilization is calculated by dividing the average month end costs of rental equipment on rent by the average month end total costs of rental equipment.
  Average monthly rental rate is calculated by dividing the averages of monthly rental revenues by the cost of rental equipment on rent for the period.

Reconciliation of Adjusted EBITDA to the most directly comparable GAAP measures

To supplement the Company’s financial data presented on a basis consistent with accounting principles generally accepted in the United States of America (“GAAP”), the Company presents “Adjusted EBITDA”, which is defined by the Company as net income before interest expense, provision for income taxes, depreciation, amortization, non-cash impairment costs and share-based compensation.  The Company presents Adjusted EBITDA as a financial measure as management believes it provides useful information to investors regarding the Company’s liquidity and financial condition and because management, as well as the Company’s lenders, use this measure in evaluating the performance of the Company.

Management uses Adjusted EBITDA as a supplement to GAAP measures to further evaluate the Company’s period-to-period operating performance, compliance with financial covenants in the Company’s revolving lines of credit and senior notes and the Company’s ability to meet future capital expenditure and working capital requirements.  Management believes the exclusion of non-cash charges, including share-based compensation, is useful in measuring the Company’s cash available for operations and performance of the Company.  Because management finds Adjusted EBITDA useful, the Company believes its investors will also find Adjusted EBITDA useful in evaluating the Company’s performance.

Adjusted EBITDA should not be considered in isolation or as a substitute for net income, cash flows, or other consolidated income or cash flow data prepared in accordance with GAAP or as a measure of the Company’s profitability or liquidity. Adjusted EBITDA is not in accordance with or an alternative for GAAP, and may be different from non-GAAP measures used by other companies. Unlike EBITDA, which may be used by other companies or investors, Adjusted EBITDA does not include share-based compensation charges.  The Company believes that Adjusted EBITDA is of limited use in that it does not reflect all of the amounts associated with the Company’s results of operations as determined in accordance with GAAP and does not accurately reflect real cash flow.  In addition, other companies may not use Adjusted EBITDA or may use other non-GAAP measures, limiting the usefulness of Adjusted EBITDA for purposes of comparison. The Company’s presentation of Adjusted EBITDA should not be construed as an inference that the Company will not incur expenses that are the same as or similar to the adjustments in this presentation. Therefore, Adjusted EBITDA should only be used to evaluate the Company’s results of operations in conjunction with the corresponding GAAP measures. The Company compensates for the limitations of Adjusted EBITDA by relying upon GAAP results to gain a complete picture of the Company’s performance.  Because Adjusted EBITDA is a non-GAAP financial measure as defined by the SEC, the Company includes in the tables below reconciliations of Adjusted EBITDA to the most directly comparable financial measures calculated and presented in accordance with GAAP.

Reconciliation of Net Income to Adjusted EBITDA

(dollar amounts in thousands)	Three Months Ended June 30,		Six Months Ended June 30,		Twelve Months Ended June 30,
	2018	2017	2018	2017	2018	2017
Net income	$15,912	$11,461	$30,378	$19,434	$164,864	$42,040
Provision (benefit) for income taxes	5,194	7,447	9,746	12,733	(73,455)	31,199
Interest	2,999	2,949	5,991	5,738	11,875	11,399
Depreciation and amortization	20,360	19,348	40,288	38,752	79,952	78,514
EBITDA	44,465	41,205	86,403	76,657	183,236	163,152
Impairment of rental assets	—	—	39	—	1,678	—
Share-based compensation	964	732	1,828	1,538	3,488	3,043
Adjusted EBITDA [1]	$45,429	$41,937	$88,270	$78,195	$188,402	$166,195
Adjusted EBITDA margin [2]	39%	38%	40%	38%	39%	38%

Reconciliation of Adjusted EBITDA to Net Cash Provided by Operating Activities

(dollar amounts in thousands)	Three Months Ended June 30,		Six Months Ended June 30,		Twelve Months Ended June 30,
	2018	2017	2018	2017	2018	2017
Adjusted EBITDA [1]	$45,429	$41,937	$88,270	$78,195	$188,402	$166,195
Interest paid	(3,586)	(3,397)	(6,123)	(5,817)	(12,131)	(11,607)
Income taxes paid, net of refunds received	(10,103)	(12,576)	(11,675)	(18,141)	(23,038)	(28,017)
Gain on sale of used rental equipment	(6,027)	(4,971)	(9,875)	(7,914)	(19,694)	(15,371)
Foreign currency exchange loss (gain)	344	(11)	376	(237)	279	(42)
Amortization of debt financing cost	2	12	15	25	40	51
Change in certain assets and liabilities:
Accounts receivable, net	(7,003)	(3,987)	777	338	(8,556)	(925)
Prepaid expenses and other assets	(11,635)	(7,303)	(14,938)	(8,839)	(2,975)	(4,027)
Accounts payable and other liabilities	9,621	11,218	2,084	6,754	2,905	7,943
Deferred income	5,571	2,646	4,854	5,034	1,540	3,509
Net cash provided by operating activities	$22,613	$23,568	$53,765	$49,398	$126,772	$117,709

  Adjusted EBITDA is defined as net income before interest expense, provision for income taxes, depreciation, amortization, non-cash impairment costs and share-based compensation.
  Adjusted EBITDA Margin is calculated as Adjusted EBITDA divided by total revenues for the period.

FOR INFORMATION CONTACT:  Keith E. Pratt
                                                      EVP & Chief Financial Officer
                                                      925-606-9200